Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS RECORD REVENUES, OPERATING

INCOME AND NET INCOME

FOURTH QUARTER FRANCHISING EBITDA INCREASES 15%

Fourth Quarter Franchising Revenues Increase 12%; Domestic RevPAR Increases 11%

ROCKVILLE, MD. (February 20, 2015) – Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for the fourth quarter and full-year 2014:

Fourth Quarter Highlights

•	Franchising revenues for the three months ended December 31, 2014, totaled $81.4 million, an increase of 12 percent from the same period of 2013.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from franchising activities for the three months ended December 31, 2014, totaled $52.7 million, an increase of 15 percent from the same period of 2013.

•	Franchising margins for the three months ended December 31, 2014, were 62.1 percent, an increase of 150 basis points from the same period of 2013.

•	Diluted earnings per share (“EPS”) from continuing operations for the three months ended December 31, 2014, totaled $0.43, an increase of 7 percent from the same period of 2013.

•	Domestic royalty fees for the three months ended December 31, 2014, totaled $59.2 million, an increase of 11 percent from the same period of 2013.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 11.2 percent in the fourth quarter of 2014, as occupancy and average daily rates increased 370 basis points and 3.8 percent, respectively from the same period of 2013.

•	Domestic hotel executed franchise agreements totaled 269 for the three months ended December 31, 2014, an increase of 25 percent from the same period of 2013.

•	New construction domestic hotel executed franchise agreements totaled 80 for the three months ended December 31, 2014, an increase of 78 percent from the same period of 2013.

•	The company purchased 1.0 million shares of common stock under its share repurchase program during the three months ended December 31, 2014, at a total cost of approximately $54.2 million.

•	The company’s board of directors authorized an increase in the number of shares for repurchase under the current share repurchase program to 3 million shares.

“Our fourth quarter results exceeded our expectations and we closed out a record year driven by strong RevPAR performance and franchise development results,” said Stephen P. Joyce, president and chief executive officer, Choice Hotels. “Domestic RevPAR gains in 2014 improved each quarter culminating with an 11% increase in the fourth quarter which outpaced the gains reported by Smith Travel Research in the chain scale segments in which we compete. Our efforts and initiatives to strengthen our brands and improve business delivery to our franchisees are illustrated by our RevPAR performance and doubling the number of new construction franchise agreements for our Comfort family of brands. We are optimistic that developers will continue to respond to our program to rejuvenate our iconic Comfort brand and are optimistic that RevPAR performance will continue to be strong in 2015.”

Full-Year Highlights

•	EBITDA from franchising activities in 2014 totaled $240.0 million, an increase of $25.1 million or 12 percent from 2013.

•	Franchising revenues in 2014 totaled $344.8 million, an increase of $27.8 million or 9 percent from 2013.

•	Franchising SG&A expenses in 2014 totaled $104.8 million, an increase of 3 percent from 2013.

•	Franchising margins for 2014 were 67.2 percent, an increase of 210 basis points from 2013.

•	Diluted EPS from continuing operations in 2014 totaled $2.07, an increase of 8 percent from 2013.

•	Domestic royalty fees in 2014 totaled $263.0 million, an increase of 8 percent from 2013.

•	Domestic system-wide RevPAR increased 8.5 percent in 2014 as occupancy and average daily rates increased 310 basis points and 3.0 percent, respectively, from 2013.

•	Domestic units increased 0.8 percent from December 31, 2013.

•	New franchise contracts, executed in 2014 for domestic hotels, totaled 566, a 7 percent increase from 2013.

•	Domestic relicensing and contract renewal transactions in 2014 totaled 336 contracts, an increase of 16 percent from 2013.

•	The company’s domestic pipeline of hotels under construction, awaiting conversion or approved for development increased 21 percent from December 31, 2013.

Discontinued Operations

In the first quarter of 2014, the company entered into a plan to sell its three owned hotels operated under the MainStay Suites brand. The company determined that the disposal of these hotels met the definition of a discontinued operation since the operations and cash flows of these components will be eliminated from the on-going operations of the company and the company will not have significant continuing involvement in the operations of the hotels after the disposal transaction.

At December 31, 2014, the company had disposed of all three hotels and the new owners of each of those hotels had executed new franchise agreements with the company.

The company’s consolidated statement of income for the three months and year ended December 31, 2014 reflect these three company-owned hotels as discontinued operations. In addition, the company’s statement of income for the three months and year ended December 31, 2013 has been recast to account for these operations as discontinued. Summarized financial information related to these discontinued operations is presented in Exhibit 9 of this press release.

Outlook

The company’s consolidated 2015 outlook reflects the following assumptions:

•	All figures assume no additional repurchases of common stock under the company’s share repurchase program; and

•	The effective tax rate for continuing operations is expected to be 31.8% and 31.1% for the first quarter and full- year 2015, respectively.

Franchising

•	EBITDA from franchising activities for full-year 2015 are expected to range between $254 million and $259 million;

•	Net domestic unit growth for 2015 is expected to be approximately 1%;

•	RevPAR is expected to increase approximately 11% for the first quarter and range between 6.5% and 8% for full-year 2015; and

•	The effective royalty rate is expected to increase 2 basis points for full-year 2015 as compared to full-year 2014.

SkyTouch

•	Net reductions in EBITDA relating to our investment in the SkyTouch division for full-year 2015 are expected to range between $15 million and $20 million.

Consolidated Outlook

The company’s first quarter 2015 diluted EPS is expected to be $0.37. The company expects full-year 2015 diluted EPS to range between $2.14 and $2.21. EBITDA for full-year 2015 are expected to range between $236 million and $241 million.

Conference Call

Choice will conduct a conference call on Friday, February 20, 2015 at 10:00 a.m. eastern to discuss the company’s fourth quarter and full-year 2014 results. The dial-in number to listen to the call is 1-877-415-3182, and the access code is 30797718. International callers should dial 1-857-244-7325 and enter the access code 30797718. The conference call also will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 2:00 p.m. eastern on Friday, February 20, 2015 through Friday, February 27, 2015 by calling 1-888-286-8010 and entering access code 85674062. The international dial-in number for the replay is 1-617-801-6888, access code 8567402. In addition, the call will be archived for approximately one-year and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,300 hotels, representing more than 500,000 rooms, in the United States and more than 35 other countries and territories. As of December 31, 2014, 510 hotels, representing more than 39,000 rooms, were under construction, awaiting conversion or approved for development in the United States. Additionally, 93 hotels, representing approximately 8,700 rooms, were under construction, awaiting conversion or approved for development in more than 15 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria hotels & suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands, as well as its Ascend Hotel Collection membership program, serve guests worldwide.

SkyTouch Technology is a division of Choice Hotels International, Inc. that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Additional corporate information can be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; or ability to grow our franchise system; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release

EBITDA, franchising revenues, franchising SG&A, franchising EBITDA and franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles EBITDA, franchising revenues, franchising SG&A and franchising margins to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects income from continuing operations excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses and equity in net income of unconsolidated affiliates. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Operating Income, EBITDA, SG&A and Margins: The company reports franchising revenues, operating income, EBITDA, SG&A and margins which exclude marketing and reservation revenues and SkyTouch Technology operations. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology are excluded since they do not reflect the company’s core franchising business but are an adjacent, complimentary line of business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Scott Carman, Director, Public Relations

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria hotels & suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn, Ascend Hotel Collection and SkyTouch Technology are proprietary trademarks and service marks of Choice Hotels International and its subsidiaries.

© 2015 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2014	2013	$	%	2014	2013	$	%
(In thousands, except per share amounts)
REVENUES:
Royalty fees	$65,237	$59,606	$5,631	9%	$287,538	$267,812	$19,726	7%
Initial franchise and relicensing fees	6,720	5,843	877	15%	19,481	18,686	795	4%
Procurement services	5,526	4,464	1,062	24%	23,819	20,668	3,151	15%
Marketing and reservation	103,594	96,429	7,165	7%	412,619	407,633	4,986	1%
Other	4,325	2,489	1,836	74%	14,513	9,851	4,662	47%

Total revenues	185,402	168,831	16,571	10%	757,970	724,650	33,320	5%

OPERATING EXPENSES:

Selling, general and administrative	33,089	28,905	4,184	14%	121,418	111,713	9,705	9%
Depreciation and amortization	2,462	2,355	107	5%	9,365	9,056	309	3%
Marketing and reservation	103,594	96,429	7,165	7%	412,619	407,633	4,986	1%

Total operating expenses	139,145	127,689	11,456	9%	543,402	528,402	15,000	3%

Operating income	46,257	41,142	5,115	12%	214,568	196,248	18,320	9%

OTHER INCOME AND EXPENSES, NET:
Interest expense	10,110	10,203	(93)	(1%)	41,486	42,537	(1,051)	(2%)
Interest income	(556)	(568)	12	(2%)	(1,761)	(2,547)	786	(31%)
Other (gains) and losses	585	(514)	1,099	(214%)	427	(1,780)	2,207	(124%)
Equity in net (income) loss of affiliates	80	(294)	374	(127%)	658	(634)	1,292	(204%)

Total other income and expenses, net	10,219	8,827	1,392	16%	40,810	37,576	3,234	9%

Income from continuing operations before income taxes	36,038	32,315	3,723	12%	173,758	158,672	15,086	10%
Income taxes	10,729	8,938	1,791	20%	52,285	45,322	6,963	15%

Income from continuing operations, net of income taxes	25,309	23,377	1,932	8%	121,473	113,350	8,123	7%
Income (loss) from discontinued operations, net of income taxes	(24)	66	(90)	(136%)	1,687	359	1,328	370%

Net income	$25,285	$23,443	$1,842	8%	$123,160	$113,709	$9,451	8%

Basic earnings per share
Continuing operations	$0.44	$0.40	$0.04	10%	$2.08	$1.94	$0.14	7%
Discontinued operations	—	—	—	NM	0.03	—	0.03	NM

	$0.44	$0.40	$0.04	10%	$2.11	$1.94	$0.17	9%

Diluted earnings per share
Continuing operations	$0.43	$0.40	$0.03	7%	$2.07	$1.92	$0.15	8%
Discontinued operations	—	—	—	NM	0.03	0.01	0.02	200%

	$0.43	$0.40	$0.03	7%	$2.10	$1.93	$0.17	9%

Choice Hotels International, Inc. Consolidated Balance Sheets	Exhibit 2

(In thousands, except per share amounts)	December 31 2014	December 31, 2013
	(Unaudited)
ASSETS

Cash and cash equivalents	$214,879	$167,795
Accounts receivable, net	91,681	82,385
Other current assets	44,854	56,794

Total current assets	351,414	306,974

Fixed assets and intangibles, net	152,034	143,618
Notes receivable, net of allowances	40,441	31,872
Advances, marketing and reservation activities	—	5,844
Investments, employee benefit plans, at fair value	17,539	15,950
Other assets	85,842	52,164

Total assets	$647,270	$556,422

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$120,654	$98,288
Deferred revenue	66,382	61,188
Current portion of long-term debt	12,349	10,088
Other current liabilities	713	4,774

Total current liabilities	200,098	174,338

Long-term debt	782,082	783,471
Deferred compensation & retirement plan obligations	23,987	22,527
Other liabilities	69,904	28,957

Total liabilities	1,076,071	1,009,293

Common stock, $0.01 par value	573	586
Additional paid-in-capital	127,661	117,768
Accumulated other comprehensive loss	(6,971)	(6,217)
Treasury stock, at cost	(982,463)	(918,031)
Retained earnings	432,399	353,023

Total shareholders’ deficit	(428,801)	(452,871)

Total liabilities and shareholders’ deficit	$647,270	$556,422

Choice Hotels International, Inc. Consolidated Statements of Cash Flows (Unaudited)	Exhibit 3

(In thousands)	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$123,160	$113,709

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,365	9,582
Gain on sale of assets	(2,809)	(151)
Provision for bad debts, net	2,775	2,743
Non-cash stock compensation and other charges	9,706	11,422
Non-cash interest and other (income) loss	3,174	1,545
Deferred income taxes	(22,899)	(6,277)
Equity (earnings) losses from unconsolidated ventures, net of distributions received	2,220	811

Changes in assets and liabilities, net of acquisitions:
Receivables	(14,250)	(7,899)
Advances to/from marketing and reservation activities, net	70,179	42,991
Forgivable notes receivable, net	(12,914)	(8,347)
Accounts payable	9,636	2,304
Accrued expenses	6,678	(9,595)
Income taxes payable/receivable	(3,582)	4,276
Deferred revenue	5,297	(9,861)
Other assets	(1,250)	(3,197)
Other liabilities	(575)	9,857

NET CASH PROVIDED BY OPERATING ACTIVITIES	183,891	153,913

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(20,946)	(33,397)
Proceeds from sales of assets	15,612	243
Equity method investments	(17,789)	(5,685)
Purchases of investments, employee benefit plans	(2,794)	(2,676)
Proceeds from sales of investments, employee benefit plans	964	4,168
Issuance of mezzanine and other notes receivable	(3,340)	(1,095)
Collections of mezzanine and other notes receivable	11,289	9,748
Other items, net	(642)	(728)

NET CASH USED IN INVESTING ACTIVITIES	(17,646)	(29,422)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net repayments pursuant to revolving credit facility	—	(57,000)
Principal payments on long-term debt	(10,108)	(8,204)
Proceeds from the issuance of long-term debt	250	3,360
Purchase of treasury stock	(77,972)	(3,965)
Dividends paid	(43,529)	(32,799)
Excess tax benefits from stock-based compensation	3,721	1,460
Proceeds from exercise of stock options	10,098	8,864

NET CASH USED IN FINANCING ACTIVITIES	(117,540)	(88,284)

Net change in cash and cash equivalents	48,705	36,207
Effect of foreign exchange rate changes on cash and cash equivalents	(1,621)	(2,589)
Cash and cash equivalents at beginning of period	167,795	134,177

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$214,879	$167,795

CHOICE HOTELS INTERNATIONAL, INC. SUPPLEMENTAL OPERATING INFORMATION DOMESTIC HOTEL SYSTEM (UNAUDITED)	Exhibit 4

	For the Year Ended December 31 2014			For the Year Ended December 31, 2013			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$86.08	63.3%	$54.50	$83.27	60.1%	$50.05	3.4%	320 bps	8.9%
Comfort Suites	90.24	66.5%	60.01	86.99	62.9%	54.75	3.7%	360 bps	9.6%
Sleep	77.13	62.5%	48.24	74.39	58.7%	43.66	3.7%	380 bps	10.5%
Quality	71.98	56.1%	40.39	70.22	53.1%	37.27	2.5%	300 bps	8.4%
Clarion	77.65	54.5%	42.34	75.15	51.2%	38.46	3.3%	330 bps	10.1%
Econo Lodge	57.85	51.6%	29.86	56.51	48.8%	27.55	2.4%	280 bps	8.4%
Rodeway	56.68	55.1%	31.25	54.28	51.9%	28.14	4.4%	320 bps	11.1%
MainStay	74.82	71.4%	53.40	72.44	68.1%	49.36	3.3%	330 bps	8.2%
Suburban	45.25	71.8%	32.51	42.67	70.2%	29.96	6.0%	160 bps	8.5%
Ascend Hotel Collection	121.49	60.3%	73.20	119.76	64.0%	76.60	1.4%	(370) bps	(4.4%)

Total	$77.03	59.5%	$45.80	$74.76	56.4%	$42.20	3.0%	310 bps	8.5%

	For the Three Months Ended December 31, 2014			For the Three Months Ended December 31, 2013			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$83.22	58.4%	$48.59	$80.24	54.7%	$43.88	3.7%	370 bps	10.7%
Comfort Suites	87.51	62.4%	54.65	83.94	57.9%	48.61	4.3%	450 bps	12.4%
Sleep	75.09	59.0%	44.30	72.17	53.8%	38.83	4.0%	520 bps	14.1%
Quality	68.96	51.3%	35.37	66.92	47.9%	32.07	3.0%	340 bps	10.3%
Clarion	76.21	50.3%	38.29	71.56	46.8%	33.49	6.5%	350 bps	14.3%
Econo Lodge	55.18	47.7%	26.33	53.75	43.9%	23.59	2.7%	380 bps	11.6%
Rodeway	54.01	50.9%	27.47	50.86	47.5%	24.18	6.2%	340 bps	13.6%
MainStay	72.56	67.0%	48.59	69.91	64.3%	44.97	3.8%	270 bps	8.0%
Suburban	45.11	67.5%	30.45	41.89	66.3%	27.77	7.7%	120 bps	9.7%
Ascend Hotel Collection	124.75	62.2%	77.56	111.20	59.5%	66.16	12.2%	270 bps	17.2%

Total	$74.42	55.1%	$41.00	$71.71	51.4%	$36.87	3.8%	370 bps	11.2%

	For the Quarter Ended		For the Year Ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
System-wide effective royalty rate	4.28%	4.32%	4.28%	4.33%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	December 31, 2014		December 31, 2013		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,240	95,862	1,302	101,673	(62)	(5,811)	(4.8%)	(5.7%)
Comfort Suites	577	44,632	589	45,451	(12)	(819)	(2.0%)	(1.8%)
Sleep	371	26,811	382	27,623	(11)	(812)	(2.9%)	(2.9%)
Quality	1,284	104,454	1,223	101,143	61	3,311	5.0%	3.3%
Clarion	178	25,049	190	27,501	(12)	(2,452)	(6.3%)	(8.9%)
Econo Lodge	856	52,878	830	50,694	26	2,184	3.1%	4.3%
Rodeway	474	26,172	438	24,677	36	1,495	8.2%	6.1%
MainStay	45	3,568	43	3,331	2	237	4.7%	7.1%
Suburban	65	7,198	63	7,167	2	31	3.2%	0.4%
Ascend Hotel Collection	109	9,395	102	9,206	7	189	6.9%	2.1%
Cambria	22	2,642	18	2,119	4	523	22.2%	24.7%

Domestic Franchises	5,221	398,661	5,180	400,585	41	(1,924)	0.8%	(0.5%)

International Franchises	1,158	106,617	1,160	105,473	(2)	1,144	(0.2%)	1.1%

Total Franchises	6,379	505,278	6,340	506,058	39	(780)	0.6%	(0.2%)

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Year Ended December 31, 2014			For the Year Ended December 31, 2013			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	31	24	55	18	54	72	72%	(56%)	(24%)
Comfort Suites	39	1	40	16	9	25	144%	(89%)	60%
Sleep	36	2	38	20	5	25	80%	(60%)	52%
Quality	3	166	169	1	137	138	200%	21%	22%
Clarion	1	28	29	1	21	22	0%	33%	32%
Econo Lodge	3	79	82	2	87	89	50%	(9%)	(8%)
Rodeway	3	76	79	1	70	71	200%	9%	11%
MainStay	20	3	23	11	2	13	82%	50%	77%
Suburban	4	5	9	9	5	14	(56%)	0%	(36%)
Ascend Hotel Collection	11	23	34	5	51	56	120%	(55%)	(39%)
Cambria	8	—	8	5	—	5	60%	NM	60%

Total Domestic System	159	407	566	89	441	530	79%	(8%)	7%

	For the Three Months Ended December 31, 2014			For the Three Months Ended December 31, 2013			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	15	13	28	6	19	25	150%	(32%)	12%
Comfort Suites	28	1	29	9	3	12	211%	(67%)	142%
Sleep	15	1	16	11	4	15	36%	(75%)	7%
Quality	—	84	84	—	61	61	NM	38%	38%
Clarion	—	13	13	—	9	9	NM	44%	44%
Econo Lodge	2	33	35	2	26	28	0%	27%	25%
Rodeway	—	28	28	—	31	31	NM	(10%)	(10%)
MainStay	10	2	12	6	2	8	67%	0%	50%
Suburban	2	2	4	8	4	12	(75%)	(50%)	(67%)
Ascend Hotel Collection	5	12	17	—	11	11	NM	9%	55%
Cambria	3	—	3	3	—	3	0%	NM	0%

Total Domestic System	80	189	269	45	170	215	78%	11%	25%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	December 31, 2014 Units			December 31, 2013 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	36	64	100	44	53	97	(8)	(18%)	11	21%	3	3%
Comfort Suites	—	75	75	4	47	51	(4)	(100%)	28	60%	24	47%
Sleep Inn	2	72	74	1	49	50	1	100%	23	47%	24	48%
Quality	52	5	57	48	3	51	4	8%	2	67%	6	12%
Clarion	12	2	14	8	2	10	4	50%	—	0%	4	40%
Econo Lodge	32	5	37	26	2	28	6	23%	3	150%	9	32%
Rodeway	31	4	35	38	1	39	(7)	(18%)	3	300%	(4)	(10%)
MainStay	1	46	47	2	31	33	(1)	(50%)	15	48%	14	42%
Suburban	4	12	16	6	16	22	(2)	(33%)	(4)	(25%)	(6)	(27%)
Ascend Hotel Collection	14	20	34	10	10	20	4	40%	10	100%	14	70%
Cambria	—	21	21	—	21	21	—	NM	—	0%	—	0%

	184	326	510	187	235	422	(3)	(2%)	91	39%	88	21%

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Franchising Revenues:

Total Revenues	$185,402	$168,831	$757,970	$724,650
Adjustments:
Marketing and reservation revenues	(103,594)	(96,429)	(412,619)	(407,633)
Other	(387)	(20)	(600)	(33)

Franchising Revenues	$81,421	$72,382	$344,751	$316,984

Franchising Margins:

Operating Margin:

Total Revenues	$185,402	$168,831	$757,970	$724,650
Operating Income	$46,257	$41,142	$214,568	$196,248

Operating Margin	24.9%	24.4%	28.3%	27.1%

Franchising Margin:

Franchising Revenues	$81,421	$72,382	$344,751	$316,984

Operating Income	$46,257	$41,142	$214,568	$196,248
SkyTouch Division operating loss	4,271	2,687	17,065	9,994

	$50,528	$43,829	$231,633	$206,242

Franchising Margins	62.1%	60.6%	67.2%	65.1%

CALCULATION OF FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Total Selling, General and Administrative Expenses	$33,089	$28,905	$121,418	$111,713
SkyTouch Division	(4,336)	(2,519)	(16,658)	(9,629)

Franchising Selling, General and Administration Expenses	$28,753	$26,386	$104,760	$102,084

CALCULATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Income from continuing operations, net of income taxes	$25,309	$23,377	$121,473	$113,350
Income taxes	10,729	8,938	52,285	45,322
Interest expense	10,110	10,203	41,486	42,537
Interest income	(556)	(568)	(1,761)	(2,547)
Other (gains) and losses	585	(514)	427	(1,780)
Equity in net (income) loss of affiliates	80	(294)	658	(634)
Depreciation and amortization	2,462	2,355	9,365	9,056

EBITDA	$48,719	$43,497	$223,933	$205,304

Franchising	$52,668	$45,996	$239,991	$214,900
SkyTouch	(3,949)	(2,499)	(16,058)	(9,596)

	$48,719	$43,497	$223,933	$205,304

CHOICE HOTELS INTERNATIONAL, INC. DISCONTINUED OPERATIONS (UNAUDITED)	Exhibit 9

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2014	2013	2014	2013
REVENUES:
Hotel operations	$—	$1,174	$801	$4,774

Total revenues	—	1,174	801	4,774

OPERATING EXPENSES:
Hotel operations	43	936	927	3,678
Depreciation and amortization	—	133	—	526

Total operating expenses	43	1,069	927	4,204

Operating income (loss)	(43)	105	(126)	570

Gain (loss) on disposal of discontinued operations	4	—	2,807	—

Income (loss) from discontinued operations before income taxes	(39)	105	2,681	570
Income tax (benefit)	(15)	39	994	211

Income (loss) from discontinued operations	$(24)	$66	$1,687	$359